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                                                                    Exhibit 10.4

                              PERFORMANCE GUARANTY

          This Performance Guaranty (this "Guaranty") is entered into as of
             , 2003 by DHL Holdings USA, Inc., a Delaware corporation
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("Guarantor"), in favor of ABX Air, Inc., a Delaware corporation ("Airco").

                                    RECITALS

          WHEREAS, Airco and Airborne, Inc. , a Delaware corporation ("Groundco"), are concurrently entering into a Hub and Line-Haul Services Agreement dated of even date herewith (the "Hub Services Agreement"), pursuant to which Airco has agreed to provide certain hub, line-haul and maintenance services to Groundco; and

          WHEREAS, Groundco is a wholly-owned subsidiary of Guarantor; and

          WHEREAS, as an inducement for Airco to enter into the Hub Services Agreement, Guarantor desires to guarantee the Guarantied Obligations (as hereinafter defined) of Groundco, as set forth below;

          NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Airco to enter into the Hub Services Agreement, Guarantor hereby agrees as follows:

          Section 1. Definitions. Except as otherwise provided herein, all capitalized terms used in this Guaranty and not otherwise defined herein shall have the respective meanings specified in the Hub Services Agreement, such definitions to be equally applicable to the singular or plural forms of the terms defined unless otherwise required by the context.

          Section 2. Guaranty. Guarantor, as primary obligor and not as surety, hereby guarantees, without any setoff or other deduction, to Airco (i) the due, punctual and full payment by Groundco of all payments of any and all sums to be paid by Groundco pursuant to the Hub Services Agreement, whether such obligations now exist or arise hereafter, when and as the same shall become due and payable by Groundco in accordance with the terms thereof, and (ii) the due, prompt and faithful performance and discharge by, and compliance with, all other obligations, covenants, terms, conditions, undertakings and liabilities of, Groundco under the Hub Services Agreement in accordance with the terms thereof (all of the obligations, covenants, terms, conditions, undertakings and liabilities described in this Section 2 are herein collectively referred to as the "Guarantied Obligations").

          This Guaranty is continuing, absolute and unconditional and a guaranty of payment, performance and compliance and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Groundco or the exercise or assertion of any other right or remedy to which Airco is or may be entitled under or in connection with the Hub Services Agreement. If for any reason whatsoever Groundco shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable in accordance with their terms or to perform or comply with any such obligation, covenant, term, condition or undertaking, Guarantor will promptly pay or

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cause to be paid such amounts to the person or persons entitled to receive the same under the terms of the Hub Services Agreement, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with.

          Section 3. Character of Obligations of Guarantor. The obligations of Guarantor set forth in this Guaranty shall remain in full force and effect until payment and performance of the Guarantied Obligations in full, and shall not be released, discharged or in any way affected by any of the following:

          (a) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Guarantied Obligations or the Hub Services Agreement;

          (b) any failure, omission or delay on the part of Groundco to conform or comply with any term of the Hub Services Agreement;

          (c) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, winding up or similar proceeding with respect to Groundco; or

          (d) any merger or consolidation of Groundco or Guarantor into or with any other corporation, or any other corporate change in Groundco or Guarantor, or any sale, lease or transfer of any of the assets of Groundco or Guarantor to any other person, or any change in the ownership of any shares of capital stock of Groundco or Guarantor.

          Section 4. Waiver and Agreement. Guarantor waives any and all notice of the creation, renewal, modification, extension or accrual of any of the Guarantied Obligations and notice of or proof of reliance by Airco upon this Guaranty or acceptance of this Guaranty, and the Guarantied Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by applicable law:

          (a) acceptance of this Guaranty and proof of reliance by Airco hereon;

          (b) notice of any of the matters referred to in Section 3 hereof, or any right to consent or assent to any thereof;

          (c) any right to the enforcement, assertion or exercise by Airco against Groundco of any right, power, privilege or remedy conferred upon Airco in the Hub Services Agreement or otherwise;

          (d) any requirement of diligence on the part of any person; and

          (e) any requirement that Groundco or any other person be joined as a party to any proceeding for the enforcement of any term of the Hub Services Agreement.

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          Section 5. Subrogation. Guarantor shall be subrogated to any rights of
Airco against Groundco in respect of which a payment shall be made by Guarantor hereunder; provided, however, that Guarantor shall not enforce or attempt to enforce such rights until such time as the Guarantied Obligations at issue have been discharged in full.

          Section 6. Airco's Remedies. Each and every remedy of Airco under or with respect to this Guaranty shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder, or under the Hub Services Agreement, or now or hereafter existing at law or in equity; provided, however, that Airco shall not be entitled to any double recovery.

          Section 7. Representations and Warranties. Guarantor hereby represents and warrants to Airco that the following statements are true and correct:

          7.1. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          7.2. Guarantor has the corporate power and authority to enter into this Guaranty. The making, execution and performance of this Guaranty by Guarantor has been duly authorized by all necessary corporate action, this Guaranty has been duly executed and delivered by Guarantor and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors rights generally, including, without limitation, fraudulent conveyance laws, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law

          7.3. The execution, delivery and performance of this Guaranty (a) will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or the charter or bylaws of, or any securities issued by Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Guarantor, and (b) will not result in the creation or imposition of any encumbrance on any of Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. No consent, license, approval, order or authorization of, or registration, filing, or declaration with, any governmental authority is required to be obtained by Guarantor, and no consent of any third party is required to be obtained by Guarantor, in connection with the execution, delivery and performance of this Guaranty or the taking of the actions contemplated hereby. There is no order or action pending or, to the best knowledge of Guarantor, threatened against Guarantor that individually or when aggregated with one or more other actions has or might reasonably be expected to have a material adverse effect on Guarantor's ability to perform this Guaranty.

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          7.4. Upon consummation of the merger of Atlantis Acquisition
Corporation, a wholly owned subsidiary of Guarantor, and Groundco, Guarantor will be the owner of all of the issued and outstanding capital stock of Groundco. Guarantor is the record and beneficial owner of all outstanding voting securities of DHL Worldwide Express, Inc. ("DHL Groundco").

          Section 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Guarantied Obligations shall be paid in full and all the agreements of Groundco and Guarantor hereunder and under the Hub Services Agreement shall have been duly performed. This Guaranty shall terminate and be of no further force or effect in the event of (i) final and irrevocable payment or performance of the Guarantied Obligations, and (ii) payment of the expenses that Guarantor is obligated to pay pursuant to Section 9 below.

          Section 9. Expenses. Guarantor shall pay to Airco on demand each cost and expense (including, without limitation, attorney's fees) hereafter incurred by Airco in endeavoring to enforce any obligation of Guarantor pursuant to this Guaranty or preserve or exercise any right or remedy against Guarantor pursuant to this Guaranty or arising as a result of this Guaranty; provided, however, in connection with any legal action Airco shall not be entitled to such costs or expenses if Airco does not prevail.

          Section 10. Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Guarantor and Airco.

          Section 11. Applicable Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          Section 12. Section Headings. The section headings are inserted for convenience only and are not to be construed as part of this Guaranty.

          Section 13. Notices. All notices and other communications to be made or given pursuant to this Guaranty shall be made or given in the manner provided in Subsection 14.5 of the Hub Services Agreement, and if to Guarantor, to the following location:

               DHL  Holdings USA Inc.

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               Attention:
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          Section 14. Assignment. Guarantor may not assign this Guaranty, and its rights and obligations hereunder, without the prior written consent of Airco, which consent shall not be unreasonably withheld.

          Section 15. Successor. This Guarantee is binding upon any successor to Guarantor. Guarantor shall not sell or otherwise transfer a majority of operations, assets or voting securities of Groundco or DHL Groundco, unless such transferee agrees to act as a guarantor hereunder, in addition to Guarantor.

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          Section 15. No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect thereto.

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          IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.

                                              DHL HOLDINGS USA INC.


                                              By:
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                                              Its:
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ACCEPTED AND AGREED:

ABX AIR, INC.


By:
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Its:
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